Your Vote Counts! Smartphone users Point your camera here and vote without entering a control number For complete information and to vote, visit www.ProxyVote.com Control # V36245-P01786-Z86595 MARKEL GROUP INC. MARKEL GROUP INC. ATTN: SARAH MIKOWSKI 4521 HIGHWOODS PARKWAY GLEN ALLEN, VA 23060 You invested in MARKEL GROUP INC. and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. THIS IS AN IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 22, 2024. How to Vote During the meeting - You may vote in person by attending the meeting. At the meeting, you will need to request a ballot to vote. Other voting options – You may also vote by Internet (by visiting www.ProxyVote.com or scanning the QR Barcode shown to the left), or by phone or mail (by requesting a paper copy of the proxy materials, which will include a proxy card with additional voting instructions). Vote by 11:59 P.M. ET on May 21, 2024. Have the control number indicated in this notice when voting by Internet or by phone. Get informed before you vote View the Notice and Proxy Statement and Annual Report online by visiting www.ProxyVote.com OR you can receive a free paper or email copy of the proxy materials by requesting them prior to May 8, 2024. If you would like to request a copy of the proxy materials for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include the control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. Meeting Information The 2024 Annual Meeting of Shareholders of Markel Group Inc. is scheduled to be held in person at the University of Richmond’s Robins Center, 365 College Road, Richmond, Virginia, on Wednesday, May 22, 2024, starting at 2:00 p.m. ET. Directions to attend the in-person meeting may be obtained by writing Investor Relations, at 4521 Highwoods Parkway, Glen Allen, Virginia, 23060 or by emailing IR@markel.com. 2024 Annual Meeting Vote by 11:59 P.M. ET on May 21, 2024

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You are receiving this communication because you hold shares in Markel Group Inc.

This communication presents only an overview of the more complete proxy materials, which contain important information and are available to you on the Internet or by mail. We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

	Voting Items	Board Recommends
1.	Election of directors	
	Nominees:	
1a.	Mark M. Besca	For
1b.	Lawrence A. Cunningham	For
1c.	Thomas S. Gayner	For
1d.	Greta J. Harris	For
1e.	Morgan E. Housel	For
1f.	Diane Leopold	For
1g.	Anthony F. Markel	For
1h.	Steven A. Markel	For
1i.	Harold L. Morrison, Jr.	For
1j.	Michael O'Reilly	For
1k.	A. Lynne Puckett	For
2.	Advisory vote on approval of executive compensation.	For
3.	Approval of the Company's 2024 Equity Incentive Compensation Plan.	For
4.	Ratification of the selection of KPMG LLP by the Audit Committee of the Board of Directors as the Company's independent registered public accounting firm for the year ending December 31, 2024.	For
5.	Shareholder proposal for a report on the Company's greenhouse gas emissions.	Against

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